As filed with the Securities and Exchange Commission on May 23, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	27-0986328
(State or Other Jurisdiction of Incorporation or Operation)	(I.R.S. Employer Identification Number)

3 Great Valley Parkway, Suite 150
Malvern, PA 19355
(Address of Principal Executive Offices, including Zip Code)
__________________________________________
Vishay Precision Group, Inc. 2010 Stock Incentive Program
(Full Title of the Plan)
___________________________________________
Roland Desilets
General Counsel and Secretary
3 Great Valley Parkway, Suite 150
Malvern, PA 19355
(484) 321-5300
(Name, Address And Telephone Number, Including Area Code, of Agent For Service)
______________________________________________
Copies of communications to:

Barry M. Abelson
Pepper Hamilton LLP
3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103-2799
(215) 981-4000
______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act: (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock ($0.10 par value)	500,000	$15.65 (2)	$7,825,000 (2)	$1,008 (2)

(1) Pursuant to Rule 416 of the Securities Act of 1933, there shall also be deemed covered hereby any additional securities that may hereinafter become issuable under the Vishay Precision Group, Inc. 2010 Stock Incentive Program by reason of stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee.

EXPLANATORY NOTE

Registration of Additional Shares under the Vishay Precision Group, Inc. 2010 Stock Incentive Program

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 500,000 shares of the common stock, par value $0.10 per share, of Vishay Precision Group, Inc. (the “Company”) which are securities of the same class and relate to the same employee benefit plan, the Vishay Precision Group, Inc. 2010 Stock Incentive Program, as amended and restated, as those shares registered on the Company’s registration statement on Form S-8 previously filed with the Commission on July 22, 2010 (Registration No. 333-168256), which is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).
24.1    Powers of Attorney (included on the signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on May 23, 2014.

VISHAY PRECISION GROUP, INC.

By:     /s/ William M. Clancy
William M. Clancy
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints William M. Clancy as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Executive Officer:
/s/ Ziv Shoshani	Chief Executive Officer	May 23, 2014
Ziv Shoshani

Principal Financial and Accounting Officer:
/s/ William M. Clancy	Executive Vice President and Chief Financial Officer	May 23, 2014
William M. Clancy

Board of Directors:
/s/ Marc Zandman	Executive Chairman of the Board of Directors	May 23, 2014
Marc Zandman

/s/ Samuel Broydo	Director	May 23, 2014
Dr. Samuel Broydo

/s/ Saul Reibstein	Director	May 23, 2014
Saul Reibstein

/s/ Timothy Talbert	Director	May 23, 2014
Timothy Talbert

/s/ Ziv Shoshani	Director	May 23, 2014
Ziv Shoshani

EXHIBIT INDEX
Exhibits

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).